SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 8, 2008

Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-8931 (Commission File Number)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On August 8, 2008 the Company was notified that Transport Trading Limited (TTL), a wholly owned subsidiary of Transport for London, had given formal notice of its optional termination, as of August 16, 2010, of TTL’s contract with Transaction Systems Limited (TranSys).  TranSys was formed by a subsidiary of the Company and a subsidiary of Electronic Data Systems (EDS)(each of whom own a 37.5% interest) and two other partners in 1998 for the purpose of providing and managing an outsourced fare collection system for TTL through a project entitled PRESTIGE (Procurement of Revenue Services, Ticketing, Information, Gates and Electronics).  Under this contract Cubic provided all services with regard to assets; e.g. design, manufacture, installation and maintenance, while EDS provided information technology operational services.  The 17 year contract permitted TTL to end the arrangement in 2010 by giving at least 24 months notice.

In early 2007 TTL expressed its desire to restructure its contract with TranSys to obtain better terms.  Negotiations with EDS and Cubic commenced under the TranSys umbrella and continued through February 2008.  At the end of February 2008 TTL notified TranSys that while satisfactory progress had been reached with Cubic, negotiations with EDS had failed.  TTL terminated negotiations with TranSys but continued separate negotiations with EDS and Cubic outside the TranSys umbrella.  Negotiations with EDS failed again.  TTL then negotiated with Cubic to perform the entire project, both maintaining assets and providing operation services.  These negotiations were successful and a new contract called the Future Ticketing Agreement (FTA) has been prepared under which Cubic would provide TTL with all services from 2010 to 2013.  It was TTL’s intention to sign this contract simultaneously with terminating the existing TranSys contract.  EDS has obtained a temporary restraining order (TRO) preventing TTL from doing this.  Cubic believes that TTL will have this TRO lifted by the end of this year.  When this occurs Cubic and TTL now intend to then sign the FTA.

Because of the end of the TranSys PRESTIGE contract in 2010, Cubic must deduct $298 million from its transit-related backlog reported as at June 30, 2008.  We believe that when the FTA is executed this backlog will be substantially restored.

This situation will be fluid.  Material developments will be periodically released.

Annual sales recognized by the Company from the PRESTIGE project as subcontractor to TranSys over the past three fiscal years have ranged from $50 million to $71 million per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	August 11, 2008
/s/ William L. Hoese
William L. Hoese
VP, Corporate Secretary & General Counsel